Exhibit 99.1
Escambia Asset Co. LLC and
Escambia Operating Co. LLC
Combined Financial Statements
For the Six Months Ended June 30, 2007 and
From Inception (May 5, 2006) Through June 30, 2006

Escambia Asset Co. LLC and
Escambia Operating Co. LLC
Combined Financial Statements
For the Six Months Ended June 30, 2007 and
From Inception (May 5, 2006) Through June 30, 2006

19

Escambia Asset Co. LLC and
Escambia Operating Co. LLC

Escambia Asset Co. LLC and
Escambia Operating Co. LLC
Unaudited Combined Balance Sheets

	June 30, 2007	December 31, 2006

Assets
Current assets:
Cash and cash equivalents	$2,983,440	$15,955,359
Accounts receivable, net of $245,443 and $0	15,689,926	13,975,337
Fair value of derivative instruments	706,647	4,778,582
Prepayments and deposits, net	1,567,517	640,131

Total current assets	20,947,530	35,349,409

Oil and gas properties, net — successful efforts method	176,338,711	174,042,420

Fair value of derivative instruments	—	1,234,905

Performance bonds	505,839	—

	$197,792,080	$210,626,734

Liabilities and Member’s Capital
Current liabilities:
Accounts payable and accrued liabilities	$11,385,580	$7,514,913
Accrued Exxon royalties payable	1,674,407	2,615,128
Accrued interest on credit facility	2,867,570	2,501,332
Asset retirement obligations	1,534,524	1,308,358

Total current liabilities	17,462,081	13,939,731

Long term debt	165,000,000	170,000,000

Asset retirement obligations	3,857,232	2,513,372

Fair value of derivative instruments	193,414	—

Finders fee payable	—	3,341,148

Total liabilities	186,512,727	189,794,251

Commitments and Contingencies (Note 11)

Member’s Capital
Contributions	9,985,557	12,004,476
Member’s earnings	1,293,796	8,828,007

Total member’s capital	11,279,353	20,832,483

	$197,792,080	$210,626,734

See accompanying notes to unaudited combined financial statements.

Escambia Asset Co. LLC and
Escambia Operating Co. LLC
Unaudited Combined Statements of Operations

		From Inception
	Six Months	(May 5, 2006)
	Ended June 30,	Through June 30,
	2007	2006

Revenues:
Oil and natural gas sales	$26,360,697	$5,360,638
Plant production and overhead income	688,426	50,327
Net loss on derivative instruments	(3,113,754)	(544,683)

Total revenues	23,935,369	4,866,282

Operating Expenses:
Lease and other operating	10,099,732	1,418,457
Production taxes	2,318,967	551,733
Depreciation, depletion and amortization	7,076,737	1,286,088
General and administrative	3,232,881	460,505
Lease impairment	270,972	—
Provision for bad debts	245,443	—

Total operating expenses	23,244,732	3,716,783

Operating Income	690,637	1,149,499

Other Income (Expense):
Interest income	304,876	14,023
Interest expense	(7,785,376)	(1,136,145)
Loss on extinguishment of finder’s fee payable	(1,157,318)	—
Other income	412,970	—

Total Other Expense, net	(8,224,848)	(1,122,122)

Net Income/(Loss)	$(7,534,211)	$27,377

See accompanying notes to unaudited combined financial statements.

Escambia Asset Co. LLC and
Escambia Operating Co. LLC
Unaudited Combined Statements of Cash Flows

	Six Months	From Inception
	Ended	(May 5, 2006)
	June 30, 2007	Through June 30, 2006

Cash Flows From Operating Activities:
Net income/(loss)	$(7,534,211)	$27,377
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	7,076,737	1,286,088
Lease impairment	270,972	—
Accretion of asset retirement obligations	78,183	16,160
Provision for doubtful accounts	245,443	—
Non-cash services and rent received from affiliate	249,615	45,639
Loss on extinguishment of 2% finder’s fee agreement	1,157,318	—
Loss on plugging and abandonment	232,106	—
Net unrealized losses on derivative instruments	5,500,253	690,613
Changes in operating assets and liabilities:
Accounts receivable	(1,960,032)	(8,485,727)
Prepayments and other current assets	(927,387)	(2,084,547)
Performance bond	(505,839)	—
Accounts payable and accrued liabilities	3,870,667	21,237,110
Accrued Exxon royalties payable	(940,721)	333,867
Accrued interest	366,238	967,377

Net cash provided by operating activities	7,179,342	14,033,957

Cash Flows From Investing Activities:
Acquisition of oil & gas properties	—	(168,694,752)
Capital expenditures for oil and gas properties	(7,923,278)	(586,993)
Cost of derivative financial instruments	—	(3,243,640)
Payment of plugging and abandonment costs	(460,983)	—

Net cash used in investing activities	(8,384,261)	(172,525,385)

Cash Flows From Financing Activities:
Borrowings under long term debt	5,000,000	150,000,000
Payment of long-term debt	(10,000,000)	—
Proceeds received — 2% finders fee option	—	1,670,574
Settlement of 2% finder’s fee option	(4,498,466)	—
Purchase of 5% carried interest	(2,268,534)	—
Member contribution	—	10,000,000

Net cash provided by (used in) financing activities	(11,767,000)	161,670,574

Net change in cash and cash equivalents	(12,971,919)	3,179,146

Cash and cash equivalents — beginning of period	15,955,359	—

Cash and cash equivalents — end of period	$2,983,440	$3,179,146

Supplemental Disclosure of Cash Flow Information:
Interest paid	$7,418,938	$168,767

Additional cash flow disclosures:
Non-cash investing and financing activities:
Oil and natural gas properties asset retirement obligations	$1,720,721	$3,272,057
Equity effect of 5% carried interest	—	1,685,000
Liability effect of 2% finder’s fee option	—	1,670,574

See accompanying notes to unaudited combined financial statements.

Escambia Asset Co. LLC and
Escambia Operating Co. LLC
Notes to Unaudited Combined Financial Statements

1.	Summary of Significant Accounting Policies
Organization and Description of Business
Escambia Operating Co. LLC and Escambia Asset Co. LLC were organized as limited liability companies in May 2006 under the laws of the State of Delaware. Both companies are wholly-owned by AmGu Holdings LLC (Holdings), a Delaware limited liability company, which is owned by AmGu Investors. AmGu Investors is owned by funds managed by Guggenheim Investment Management and Amaranth LLC. The companies were formed to acquire, develop and produce oil and gas properties and commenced operations in June 2006. The Company’s operations consist of oil and gas producing properties located in Alabama, which are supported by two processing facilities and a pipeline infrastructure.

Basis of Presentation

The accompanying combined financial statements include the accounts of Escambia Operating Co. LLC and Escambia Asset Co. LLC. These accounts are presented on a combined basis because the entities are under common control. All significant intercompany accounts and transactions have been eliminated in the combination. The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned, and expenses are recognized when incurred. As used herein, the terms “Escambia” and the “Company” refer to Escambia Operating Co. LLC and Escambia Asset Co. LLC on a combined basis, unless the context specifies otherwise.

The financial information included herein is unaudited. The balance sheet as of December 31, 2006 has been derived from our audited combined financial statements as of December 31, 2006. The unaudited financial information includes all adjustments (consisting solely of normal recurring adjustments), which are, in the opinion of management, necessary for a fair statement of the results of operations for the interim periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for an entire year.

Accounting Estimates

The preparation of financial statements in conformity with Generally Accepted Accounting Principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Escambia Asset Co. LLC and
Escambia Operating Co. LLC
Notes to Unaudited Combined Financial Statements

Certain information, accounting policies and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted in this interim report. These financial statements should be read in conjunction with the Company's audited combined financial statements and notes thereto, as of and for the three months ended March 31, 2007.

2.	Acquisition
On June 1, 2006, the Company completed its acquisition of oil and gas properties in southern Alabama, including the Big Escambia Creek Field, from Vintage Petroleum, LLC (Vintage) for approximately $172.1 million. The purchase price, along with related transaction costs, was allocated based on the fair values of the assets and liabilities acquired at the date of acquisition. The acquisition was accounted for using the purchase method of accounting and has been included in the combined financial statements of the Company since the date of acquisition. The purchase price was funded through borrowings under a $150 million senior credit facility and a $20 million subordinated credit facility (see Note 7). The purchase price included the following components (dollars expressed thousands):

Cash paid at closing	$149,959
Post-closing cash settlements	16,275
Due diligence	372
Finders fee paid in cash	2,088
2% finders fee — non-cash	1,671
5% carried interest finders fee — non-cash	1,685

Net purchase price	$172,050

The purchase price including transaction costs paid for the property purchase from Vintage was allocated as follows (dollars expressed thousands):

Evaluated oil and natural gas properties	$175,322
Asset retirement obligations	(3,272)

Total	$172,050

Escambia Asset Co. LLC and
Escambia Operating Co. LLC
Notes to Unaudited Combined Financial Statements

In connection with the acquisition of the properties described above, the Company entered into an agreement with a third party pursuant to which the Company agreed to pay transaction/finder’s fees initially measured in aggregate at approximately $5.4 million. A portion of the fees were paid through the assignment of a 5% carried interest in the Company, valued at $1.685 million, and another portion was paid through a cash payment of $2.1 million at closing. The remaining $1.7 million was paid via the issuance to the third party of an option to acquire either a 2% working interest in the acquired properties or a 2% interest in the company valued at $3.4 million offset by a payment of one half of that amount, or $1.7 million, by the third party. As of December 31, 2006, the other party had not made a determination whether they would accept the working interest or capital interest; accordingly, the amount has been presented as a long term liability in the accompanying December 31, 2006 combined balance sheet.

Subsequent to entering into the agreement, a disagreement arose between the Company and the third party as to the settlement of the option. In June 2007, the Company and the third party reached a settlement agreement whereby the Company paid the third party $6.7 million; effectively reacquiring both the 5% carried interest and extinguishing the finder’s fee liability. The Company allocated the amount paid to the acquisition of (i) the equity interest and (ii) the liability retired based on the relative estimated fair values of each. As a result of the allocation, $2.2 was allocated to equity and $4.5 million was allocated to debt retirement, which resulted in a loss on extinguishment of the finder’s fee payable of $1.2 million in the combined statement of operations for the six months ended June 30, 2007.

Included in the settlement agreement was a non-compete provision, whereby both parties agreed not to enter into new mineral leases in the Big Escambia Creek, Fanny Church, or Flomaton Fields for a period of two years.

Escambia Asset Co. LLC and
Escambia Operating Co. LLC
Notes to Unaudited Combined Financial Statements

3.	Asset Retirement Obligation
The Company measures the future cost to retire its tangible long-lived assets and recognizes such cost as a liability in accordance with the provisions of Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” (SFAS No. 143). For the Company, asset retirement obligations represent the future abandonment costs of tangible assets such as wells, gas plant assets, pipelines, and other facilities. The majority of the Company's asset retirement obligations relate to plugging and abandoning oil and natural gas wells and related equipment as well as dismantling plants. SFAS No. 143 requires that the fair value of a liability for an asset's retirement obligation be recorded in the period in which it is incurred if a reasonable estimate of fair value can be made, and that the corresponding cost is capitalized as part of the carrying amount of the related long-lived asset. The liability is accreted to its then present value each period, and the capitalized cost is depreciated over the useful life of the related asset. If the liability is settled for an amount other than the recorded amount, a gain or loss is recognized. Losses on retirements of long-term assets are included in other operating expenses and, for the six months ended June 30, 2007 and the period from inception (May 5, 2006) through June 30, 2006 totaled $232,106 and $0, respectively.

Based upon higher than projected plugging and abandonment costs incurred during the first quarter of 2007 on three retired wells, an upward revision was made in the assumed asset retirement costs per well for ARO calculation purposes commencing during the first quarter of 2007.

Asset retirement obligations totaled $5.4 million and $3.8 million at June 30, 2007 and December 31, 2006, respectively. Accretion expense is included in lease and other operating expense and, for the six months ended June 30, 2007 and the period from inception (May 5, 2006) through June 30, 2006, totaled $78,183 and $16,160, respectively.

The following table reflects the changes in the Company's asset retirement obligations for the six months ended June 30, 2007 (dollars expressed in thousands):

Balance, at beginning of period	$3,822
Liabilities assumed in acquisition	—
Liabilities incurred during the period	218
Liabilities settled during the period	(229)
Revisions of previous estimates	1,503
Accretion expense	78

Balance, at end of period	$5,392

Escambia Asset Co. LLC and
Escambia Operating Co. LLC
Notes to Unaudited Combined Financial Statements

4.	Oil and Natural Gas Hedging Transactions
The Company sells oil and natural gas in the normal course of its business and utilizes derivative instruments to minimize the variability in forecasted cash flows due to commodity price fluctuations. The Company enters into derivative instruments such as swap contracts, option contracts, and call swaption contracts to hedge a portion of its forecasted oil and natural gas sales.

The oil and natural gas derivatives are not designated as hedges and, accordingly, the changes in fair value were recorded in current period earnings. At June 30, 2007 and December 31, 2006, the fair value of derivative instruments was a net asset of $513,233 and $6.0 million, respectively.

For the six months ended June 30, 2007, the Company realized gains from net derivative settlements totaling $2.4 million, and unrealized losses of $5.5 million for changes in the fair value of unsettled commodity derivative contracts. For the period from inception (May 5, 2006) through June 30, 2006, the Company realized gains from net derivative settlements totaling $145,930 and unrealized losses of $690,613 for changes in the fair value of unsettled commodity derivative contracts. Such amounts are presented as net gain on derivative instruments in the accompanying combined statements of operations.

Escambia Asset Co. LLC and
Escambia Operating Co. LLC
Notes to Unaudited Combined Financial Statements

The Company had entered into puts, collars, and call swaption contracts for oil and natural gas with the following outstanding terms at June 30, 2007 (dollars expressed in thousands):

		Strike	Strike			Value at 6/30/07
Year	Product	Floor	Ceiling	Volume	Unit	Current	Non-Current

Put:
2007	crude oil	$74.00	N/A	192,000	Bbl	$980,936	$—
2007	ISO butane	1.29	N/A	21,431	Gal	(62,638)	—
2008	ISO butane	1.29	N/A	40,399	Gal	(30,343)	(13,642)
2009	ISO butane	1.29	N/A	36,477	Gal	—	16,095
2007	butane	1.27	N/A	42,599	Gal	(131,167)	—
2008	butane	1.27	N/A	80,298	Gal	(56,780)	(40,605)
2009	butane	1.27	N/A	72,500	Gal	—	13,158
2007	propane	1.08	N/A	20,854	Gal	(72,048)	—
2008	propane	1.08	N/A	39,268	Gal	(49,108)	(19,582)
2009	propane	1.08	N/A	35,458	Gal	—	5,258
2007	propane	1.07	N/A	38,655	Gal	(141,606)	—
2008	propane	1.07	N/A	72,912	Gal	(71,790)	(41,702)
2009	propane	1.07	N/A	65,834	Gal	—	44,103
Collars:
2007	natural gas	7.00	$9.75	494,400	MMBtu	219,156	—
2007	natural gas	7.00	14.03	247,200	MMBtu	74,195	—
2008	natural gas	7.00	14.03	309,000	MMBtu	13,164	—
2008	natural gas	7.00	10.62	721,000	MMBtu	62,202	30,023
2008	crude oil	65.00	90.00	348,000	Bbl	(27,526)	815,362
2008	natural gas	7.00	13,75	206,000	MMBtu	—	(27,010)
2009	natural gas	7.00	13.75	278,100	MMBtu	—	(36,463)
Swaption:
2009	crude oil	N/A	85.00	312,000	Bbl	—	(938,409)

						$706,647	$(193,414)

5.	Related Party Transactions
Lenders under the $160 million Senior Credit Facility and $20 million Subordinated Credit Facility include funds managed by Guggenheim Investment Management, LLC, an affiliated entity. No fees or transaction expenses (other than interest expense) were paid to these funds during the six months ended June 30, 2007 and the period from inception (May 5, 2006) through June 30, 2006 in conjunction with these financing facilities.

The Company does not have any employees and all administrative functions are performed by independent contractors with oversight from employees of Guggenheim-affiliated entities. Administrative charges and office space rent totaling $249,615 and $45,639 have been allocated or charged to the Company by these Guggenheim-affiliated entities for the six months ended June 30, 2007 and the period from inception (May 5, 2006) through June 30, 2006, respectively.

Escambia Asset Co. LLC and
Escambia Operating Co. LLC
Notes to Unaudited Combined Financial Statements

The Company has entered into oil and natural gas hedging transactions with a fund managed by Guggenheim (see Note 4 for disclosures regarding these transactions). No fees have been charged to the Company by the fund for these transactions.

6.	Capital Structure
The operations of the Company are governed by the provisions of limited liability company agreements executed by Holdings, as sole member of Escambia Operating Co. LLC and Escambia Asset Co. LLC. The total capital contributed by Holdings through June 30, 2007 consisted of a $10.0 million cash contribution and $569,091 in administrative services and office space rent contributions.

7.	Long-Term Debt	Long-term debt at June 30, 2007 and December 31, 2006, consists of the following (dollars expressed in thousands):

	June 30,	December 31,
	2007	2006

Senior Credit Facility	$145,000	$150,000
Subordinated Credit Facility	20,000	20,000

	$165,000	$170,000

Senior Credit Facility — On June 1, 2006, the Company entered into a $150 million, six-month senior credit facility (Credit Agreement) with a group of investment funds managed by Guggenheim Investment Management, LLC, an affiliated entity. The Credit Agreement as amended provides for a maximum revolving loan amount of $10 million and a maximum non-amortizing term loan amount of $150 million. The full commitment of maximum term loans totaling $150 million, together with a $20 million subordinated debt facility discussed below, were drawn down in two tranches on June 1, 2006 and July 5, 2006 to facilitate the purchase of oil and natural gas properties from Vintage. The Credit Agreement was amended and restated on October 26, 2006, primarily to add Texas Capital Bank, N.A. as a lender, to provide for a maximum revolving loan amount of $10 million and to extend the maturity date by two years to November 30, 2008.

Escambia Asset Co. LLC and
Escambia Operating Co. LLC
Notes to Unaudited Combined Financial Statements

Borrowings under the Credit Agreement are secured by all assets of the Company, and are guaranteed by AmGu Holdings LLC, the Company’s parent. At the option of the Company, borrowings bear interest at (i) LIBOR plus 4.0% or (ii) the higher of (a) the prime rate plus 1.0% or (b) the federal funds rate plus 1.5%. The weighted average interest rate on the Company’s senior credit facility debt at June 30, 2007 was 9.4%. Interest is payable quarterly in the case of prime rate or federal funds rate loans, and quarterly or upon maturity of the borrowing, if shorter, in the case of LIBOR-based loans.

Any amounts outstanding under the Credit Agreement are to be repaid in full by November 30, 2008, with full repayment of revolving loans in advance of repayment of term loans. Among other things, the Credit Agreement maintains limitations on the Company’s incurrence of liens and indebtedness and restrictions on disposition of assets. The Credit Agreement also restricts the payment of distributions to an amount equal to cash payments due under the United States federal, state, and local revenue tax codes, which are attributable to income from the Company. At June 30, 2007 and December 31, 2006, the Company was in compliance with the Credit Agreement’s covenants.

Subordinated Credit Facility — On June 1, 2006, the Company entered into a $20 million, six-month subordinated credit facility (Subordinated Credit Agreement) with a group of investment funds managed by Guggenheim Investment Management, LLC. The maximum commitment under the non-amortizing term loan credit facility totaling $20 million was drawn down on June 1, 2006 in conjunction with the purchase of oil and natural gas properties from Vintage. The Subordinated Credit Agreement was amended and restated on October 26, 2006, primarily to extend the maturity date by two years to November 30, 2008.

Borrowings under the Subordinated Credit Agreement are secured by all assets of the Company, albeit subordinated in rights to the senior credit facility. Subordinated debt borrowings bear interest at a fixed rate of 11.0% per annum, with interest payable quarterly.

Escambia Asset Co. LLC and
Escambia Operating Co. LLC
Notes to Unaudited Combined Financial Statements

Any amounts outstanding under the Subordinated Credit Agreement are to be repaid in full by November 30, 2008. Among other things, the Subordinated Credit Agreement maintains limitations on the Company’s incurrence of liens and indebtedness and restrictions on disposition of assets. The Credit Agreement also restricts the payment of distributions to an amount equal to cash payments due under the United States federal, state, and local revenue tax codes, which are attributable to income from the Company. At June 30, 2007, the Company was in compliance with the Subordinated Credit Agreement’s covenants.

8.	Significant Independent Contractor Relationship
The daily operations of the oil and natural gas properties and processing plants acquired from Vintage are managed by an independent company (the Contractor) under a five year master service agreement that commenced July 1, 2006. Subsequent to January 1, 2007, the agreement may be terminated by either the Company or Contractor by providing thirty (30) days advance written notice to the other party. No such terminations have been effected as of June 30, 2007.

The Contractor provides all labor for services to be rendered under the agreement, and such labor services are billed to the Company at existing salary expense rates plus a 40% markup to cover employee benefits. Under the agreement, the Contractor earned management fees totaling $500,000 from July 1, 2006 through December 31, 2006, in addition to a project start-up fee of $75,000. Commencing January 1, 2007, the monthly management fee earned by Contractor was $100,000. Consequently, management fees totaling $600,000 were recorded for the six months ended June 30, 2007. Such management fees have been recorded to lease operating expenses in the accompanying combined statements of operations.

At June 30, 2007 and December 31, 2006, the Company had an outstanding payable to the Contractor for the reimbursement of normal operating expenditures paid by the Contractor on behalf of the Company totaling $5.0 million and $2.3 million, respectively, which is included in accounts payable and accrued liabilities.

Escambia Asset Co. LLC and
Escambia Operating Co. LLC
Notes to Unaudited Combined Financial Statements

9.	Exxon Contingent Payments
The properties acquired from Vintage are burdened by a retained royalty interest in oil sales (the Retained Royalty Interest) and an annual contingent payment (the Contingent Payment) due to Exxon as former owner and operator of the property interests.

The Retained Royalty Interest

The Retained Royalty Interest provides for an annual payment for a ten year term from January 1, 2010 through December 31, 2019. Under the arrangement, Exxon is to receive a payment based upon 50% of the excess of the average unit price received, over a pre-defined base price from the oil purchaser at the outlet of the Big Escambia Creek production facilities as applied to actual net oil sales volumes. The “Base Price” for the oil product sales corresponds to the year in which the product is produced, based on the following table:

Base Price
Year	per Barrel

2010	$32.25
2011	$32.57
2012	$32.90
2013	$33.23
2014	$33.56
2015	$33.90
2016	$34.24
2017	$34.58
2018	$34.93
2019	$35.28

All amounts due under the royalty arrangement each year are to be paid no later than April 1 of the following year.

Escambia Asset Co. LLC and
Escambia Operating Co. LLC
Notes to Unaudited Combined Financial Statements

The Contingent Payment

Terms of the Contingent Payment provide for an annual payment for a ten year term from January 1, 1997 through December 31, 2006 based upon sixty percent (60%) of the yearly average price received from purchaser at the tailgate of the Flomaton Treating Facility for oil/condensate and the tailgate of the Jay Gas Plant for residue gas from each field less a pre-defined base price as applied to actual net volumes sold. Additionally, annual contingent payments will continue after 2006 for any year in which the combined average daily production from both the Flomaton and Fanny Church fields exceeds either 300 barrels of oil per day or 1,500 thousand cubic feet of natural gas per day. The payment is due no later than March 1 of the following year for the preceding year’s annual contingent payment.

The “Base Price” for the oil and natural gas product sales in 2006 was $21.50 per barrel of oil and condensate produced from the Flomaton field, $22.50 per barrel of oil and condensate produced from the Fanny Church field and $3.30 per thousand cubic feet of residue gas produced from each field. The “Base Price” for each field will escalate at $0.50 per barrel per year for oil and condensate and $0.10 per thousand cubic feet per year for residue gas for each year after 2006.

On March 2, 2007, an annual contingent payment totaling $2.6 million was made. As of June 30, 2007 and December 31, 2006, a contingent payment of approximately $1.7 million and $2.6 million, respectively, is outstanding and has been presented as accrued royalties payable in the accompanying combined financial statements. Management believes the contingent payment will continue through the year 2009 based upon the reserves report prepared as of March 31, 2007.

10.	Business and Credit Concentrations
The Company’s revenues are derived principally from uncollateralized sales to customers in the oil and natural gas industry; therefore, the Company’s customers may be similarly affected by changes in economic and other conditions within the industry. The Company has not experienced any credit losses on such sales.

Escambia Asset Co. LLC and
Escambia Operating Co. LLC
Notes to Unaudited Combined Financial Statements

11.	Commitments and Contingencies	Counterparty Matters

The Company would be exposed to oil and natural gas price fluctuations on underlying sale contracts should the counterparties to the Company’s derivative instruments or the counterparties to the Company’s natural gas marketing contracts not perform. Such nonperformance is not anticipated. There were no counterparty default losses during the six months ended June 30, 2007 and the period from inception (May 5, 2006) through June 30, 2006.

Environmental Risks

Due to the nature of the oil and natural gas business, the Company is exposed to possible environmental risks. The Company has implemented various policies and procedures to avoid environmental contamination and risks from environmental contamination. The Company conducts periodic reviews to identify changes in the environmental risk profile and these reviews evaluate whether there is a probable liability, its amount, and the likelihood that the liability will be incurred. The amount of any potential liability is determined by considering, among other matters, incremental direct costs of any likely remediation.

Additionally, the natural gas produced in the Alabama fields is extremely corrosive and poisonous, comprised of large amounts of hydrogen sulfide in the full well stream that flows into the processing plants. The Company has implemented numerous safety procedures and protocols at the plants to mitigate the safety risks associated with the corrosive gas.

The Company is not aware of any potential material environmental issues or claims existing at June 30, 2007.

Escambia Asset Co. LLC and
Escambia Operating Co. LLC
Notes to Unaudited Combined Financial Statements

Litigation

From time to time, the Company is involved in legal matters arising out of the ordinary course of business. The Company believes that the result of such proceedings will not have a material adverse effect on its combined financial position, results of operations or cash flows.

12.	Subsequent Events (Unaudited)	Payment on Behalf of Sole Member
On July 5, 2007, Escambia made a payment of $711,886 on behalf of its sole member to the Alabama Department of Revenue in payment of estimated state income taxes.

Sale of the Company

On July 11, 2007, Holdings entered into a Purchase Sale and Contribution Agreement for the sale of all of the outstanding equity interests of Escambia Operating Co. LLC and Escambia Asset Co. LLC. to an independent third party. The sale was consummated on July 31, 2007.

Escambia Asset Co. LLC and
Escambia Operating Co. LLC
Combined Financial Statements
For the Three Months Ended March 31, 2007 and
From Inception (May 5, 2006) through December 31, 2006

Escambia Asset Co. LLC and
Escambia Operating Co. LLC
Combined Financial Statements
For the Three Months Ended March 31, 2007 and
From Inception (May 5, 2006) through December 31, 2006

Escambia Asset Co. LLC and
Escambia Operating Co. LLC

333 Clay St., Suite 4700 Houston, Texas 77002 Telephone: 713-659-6551 Fax: 713-659-3238
Independent Auditors’ Report
To the Board of Directors and Member of
Escambia Asset Co. LLC and Escambia Operating Co. LLC
Houston, Texas
We have audited the accompanying combined balance sheets of Escambia Asset Co. LLC and Escambia Operating Co. LLC (collectively the “Company”) as of March 31, 2007 and December 31, 2006 and the related combined statements of operations, member’s capital and cash flows for the three-month period ended March 31, 2007 and the period from inception (May 5, 2006) through December 31, 2006. These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Escambia Asset Co. LLC and Escambia Operating Co. LLC as of March 31, 2007 and December 31, 2006 and the results of their operations and their cash flows for the three-month period ended March 31, 2007 and the period from inception (May 5, 2006) through December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.
As discussed in Note 1 to the combined financial statements, the Company restated its 2006 financial statements.
Houston, Texas
October 8, 2007

Escambia Asset Co. LLC and
Escambia Operating Co. LLC
Combined Balance Sheets

	March 31,	December 31, 2006
	2007	(Restated)

Assets
Current assets:
Cash and cash equivalents	$8,209,121	$15,955,359
Accounts receivable, net of allowance for doubtful accounts, $245,443 and $0	14,834,916	13,975,337
Fair value of derivative instruments	2,369,786	4,778,582
Prepayments and deposits, net	153,718	640,131

Total current assets	25,567,541	35,349,409

Oil and gas properties, net — successful efforts method	172,844,521	174,042,420

Fair value of derivative instruments	147,031	1,234,905
Performance bonds	500,000	—

	$199,059,093	$210,626,734

Liabilities and Member’s Capital
Current liabilities:
Accounts payable and accrued liabilities	$9,559,646	$7,514,913
Accrued Exxon royalties payable	886,235	2,615,128
Accrued interest on credit facility	2,253,255	2,501,332
Asset retirement obligations	1,755,964	1,308,358

Total current liabilities	14,455,100	13,939,731

Long term debt	160,000,000	170,000,000

Asset retirement obligations	3,720,457	2,513,372

Finders fee payable	3,341,148	3,341,148

Total liabilities	181,516,705	189,794,251

Commitments and Contingencies (Note 12)

Member’s Capital
Contributions	12,129,283	12,004,476
Member’s earnings	5,413,105	8,828,007

Total member’s capital	17,542,388	20,832,483

	$199,059,093	$210,626,734

See accompanying notes to combined financial statements.

Escambia Asset Co. LLC and
Escambia Operating Co. LLC
Combined Statements of Operations

		From Inception
		(May 5, 2006)
	Three Months	Through
	Ended	December
	March 31,	31, 2006
	2007	(Restated)

Revenues:
Oil and natural gas sales	$15,652,405	$35,010,952
Plant production and overhead income	323,366	708,868
Net gain (loss) on derivative instruments	(1,986,270)	4,503,919

Total revenues	13,989,501	40,223,739

Operating Expenses:
Lease and other operating	5,611,050	7,755,009
Production taxes	1,243,825	3,219,722
Depreciation, depletion and amortization	4,448,464	9,177,190
General and administrative	2,120,743	2,202,654
Lease impairment	270,972	—
Provision for doubtful accounts	245,443	—

Total operating expenses	13,940,497	22,354,575

Operating Income	49,004	17,869,164

Other Income (Expense):
Interest income	163,105	189,796
Interest expense	(3,921,060)	(9,416,647)
Other income	294,049	185,694

Total Other Expense, net	(3,463,906)	(9,041,157)

Net Income/(Loss)	$(3,414,902)	$8,828,007

See accompanying notes to combined financial statements.

Escambia Asset Co. LLC and
Escambia Operating Co. LLC
Combined Statements of Member’s Capital

Member’s Capital, Inception (May 5, 2006)	$—

Initial Cash Capital Contribution	10,000,000

Capital Contribution Related to 5% Carried Interest	1,685,000

Capital Contribution Related to Executive Compensation and Rent	319,476

Net Income	8,828,007

Member’s Capital, December 31, 2006 (restated)	20,832,483

Capital Contribution Related to Executive Compensation and Rent	124,807

Net Loss	(3,414,902)

Member’s Capital, March 31, 2007	$17,542,388

See accompanying notes to combined financial statements.

Escambia Asset Co. LLC and
 Escambia Operating Co. LLC
Combined Statements of Member’s Capital

		From Inception (May 5,
	Three Months	2006) Through
	Ended	December 31, 2006
	March 31, 2007	(Restated)

Cash Flows From Operating Activities:
Net income/(loss)	$(3,414,902)	$8,828,007
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	4,448,464	9,177,190
Lease impairment	270,972	—
Accretion of asset retirement obligations	38,015	121,083
Provision for doubtful accounts	245,443	—
Non-cash services and rent received from affiliate	124,807	319,476
Loss on plugging and abandonment	132,738	22,850
Net unrealized (gains)/losses on derivative instruments	3,496,670	(2,452,607)
Changes in operating assets and liabilities:
Accounts receivable	(1,105,024)	(13,975,337)
Prepayments and other current assets	486,412	(640,131)
Performance bond	(500,000)	—
Accounts payable and accrued liabilities	2,044,734	7,514,913
Accrued Exxon royalties payable	(1,728,893)	2,615,128
Accrued interest	(248,077)	2,501,332

Net cash provided by operating activities	4,291,359	14,031,904

Cash Flows From Investing Activities:
Acquisition of oil & gas properties	—	(168,694,752)
Capital expenditures for oil and gas properties	(1,831,757)	(7,359,051)
Cost of derivative financial instruments	—	(3,560,880)
Payment of plugging and abandonment costs	(205,840)	(132,436)

Net cash used in investing activities	(2,037,597)	(179,747,119)

Cash Flows From Financing Activities:
Borrowing under long-term debt	—	170,000,000
Payment of long-term debt	(10,000,000)	—
Proceeds received — 2% finders fee option	—	1,670,574
Member contribution	—	10,000,000

Net cash provided by (used in) financing activities	(10,000,000)	181,670,574

Net change in cash and cash equivalents	(7,746,238)	15,955,359

Cash and cash equivalents — beginning of period	15,955,359	—

Cash and cash equivalents — end of period	$8,209,121	$15,955,359

Supplemental Disclosure of Cash Flow Information:
Interest paid	$4,168,938	$6,907,586

Additional cash flow disclosures:
Non-cash investing and financing activities:
Oil and natural gas properties asset retirement obligations	$1,689,779	$3,810,233
Equity effect of 5% carried interest finders fee	—	1,685,000
Liability effect of 2% finders fee option	—	1,670,574

See accompanying notes to combined financial statements.

Escambia Asset Co. LLC and
Escambia Operating Co. LLC
Notes to Combined Financial Statements

1.	Explanatory Note	Restatement

The financial statements for the period from inception (May 5, 2006) through December 31, 2006 have been restated to give effect to the correction of certain errors and to record the non-cash contributions of services and rent by an affiliate of the Company. In the financial statements as originally stated, the Company incorrectly recorded amounts related to an:

• Error in the reserve report

• Error in the calculation of depletion

• Error in the calculation of derivative instrument fair value

In addition, non-cash contributions of an affiliated entity (see Note 6) relating to administrative charges and office space rent totaling $319,476 have been recorded in the restated financials. As a result, general and administrative expenses have been increased with a corresponding decrease to net income.

The following 2006 financial statement line items have been restated as a result of the foregoing:

	December 31, 2006
	As previously
	stated	Difference	As restated

Combined Balance Sheet:
Fair value of derivative instruments	$6,442,355	$(428,868)	$6,013,487
Oil and gas properties, net	172,269,089	1,773,331	174,042,420
Asset retirement obligations	3,436,786	384,944	3,821,730
Member’s capital contributions	11,685,000	319,476	12,004,476
Member’s earnings	8,187,963	640,044	8,828,007

Escambia Asset Co. LLC and
Escambia Operating Co. LLC
Notes to Combined Financial Statements

	From Inception (May 5, 2006) Through
	December 31, 2006
	As previously
	stated	Difference	As restated

Combined Statement of Operations:
Net gain on derivative instruments	$4,932,787	$(428,868)	$4,503,919
Depreciation, depletion and amortization expense	10,565,577	(1,388,387)	9,177,190
General and administrative expense	1,883,178	319,476	2,202,654
Net income	8,187,963	640,044	8,828,007

2.	Summary of Significant Accounting Policies
Organization and Description of Business
Escambia Operating Co. LLC and Escambia Asset Co. LLC were organized as limited liability companies in May 2006 under the laws of the State of Delaware. Both companies are wholly-owned by AmGu Holdings LLC (Holdings), a Delaware limited liability company, which is owned by AmGu Investors LLC. AmGu Investors LLC is owned by funds managed by Guggenheim Investment Management and Amaranth LLC. The companies were formed to acquire, develop and produce oil and gas properties and commenced operations in June 2006. The Company’s operations consist of oil and gas producing properties located in Alabama, which are supported by two processing facilities and a pipeline infrastructure.

Basis of Presentation
The accompanying combined financial statements include the accounts of Escambia Operating Co. LLC and Escambia Asset Co. LLC. These accounts are presented on a combined basis because the entities are under common control. All significant intercompany accounts and transactions have been eliminated in the combination. The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned, and expenses are recognized when incurred. As used herein, the terms “Escambia” and the “Company” refer to Escambia Operating Co. LLC and Escambia Asset Co. LLC on a combined basis, unless the context specifies otherwise.

Escambia Asset Co. LLC and
Escambia Operating Co. LLC
Notes to Combined Financial Statements

Accounting Estimates
The preparation of financial statements in conformity with Generally Accepted Accounting Principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents
For purposes of the combined statement of cash flows, the Company defines cash equivalents as all highly liquid short-term investments with original maturities of three months or less.

Trade Accounts Receivable
Trade accounts receivable are presented net of allowance for bad debts on the consolidated balance sheets. Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The Company routinely assesses the financial strength of its customers and bad debts are recorded based on an account-by-account review after all means of collection have been exhausted, and the potential recovery is considered remote. Included in accounts receivable are $245,443 and $0 of allowances for bad debts at March 31, 2007 and December 31, 2006, respectively. The Company does not have any off-balance-sheet credit exposure related to its customers.

Oil and Gas Properties
The Company’s oil and gas producing activities are accounted for under the successful efforts method of accounting. Under this method exploration costs, other than the costs of drilling exploratory wells, are charged to expense as incurred. Costs that are associated with the drilling of successful exploratory wells are capitalized if proved reserves are found. Costs associated with the drilling of exploratory wells that do not find proved reserves, geological and geophysical costs, and costs of certain non-producing leasehold costs are expensed as incurred. The costs of all development wells and related equipment used in the production of oil and gas are capitalized.

Escambia Asset Co. LLC and
Escambia Operating Co. LLC
Notes to Combined Financial Statements
The capitalized costs of the Company’s producing oil and gas properties, processing facilities and equipment are depreciated and depleted on a field-by-field basis using the units-of-production method based on the ratio of current production to estimated net proved oil and gas reserves as estimated by independent petroleum engineers. Proved developed reserves are used in computing unit depletion rates for drilling and development costs and total proved reserves are used in computing unit depletion rates for leasehold, processing facilities and pipeline costs. Flow lines and other equipment are depreciated on a straight-line basis over their estimated useful lives. Depreciation expense for flow lines and other equipment is included in depreciation, depletion and amortization expense, and totaled $9,340 for the three months ended March 31, 2007 and $19,682 for the period from inception (May 5, 2006) through December 31, 2006. Depreciation, depletion and amortization expense for the three months ended March 31, 2007 and for the period from inception (May 5, 2006) through December 31, 2006 was approximately $4.4 million and $9.2 million, respectively.
Net carrying values of retired, sold or abandoned oil and natural gas properties and related processing facilities that constitute less than a complete unit of depreciable property are charged or credited, net of proceeds, to accumulated depreciation, depletion and amortization unless doing so significantly affects the unit-of-production amortization rate, in which case a gain or loss is recognized in earnings. Gains or losses from the disposal of complete units of oil and natural gas property are recognized in earnings.
The Company evaluates its oil and gas producing properties for impairment on a field-by-field basis at least annually, and whenever events or changes in circumstances indicate that the carrying amounts of such properties may not be recoverable. When it is determined that a property’s estimated future net undiscounted cash flows will not be sufficient to recover its carrying amount, an impairment charge must be recorded to reduce the carrying amount of the asset to its estimated fair value. During the first quarter of 2007, impairment was incurred on the Northwest Smiths Church Field in the amount of $270,972. No impairments were recognized for proved oil and gas properties for the period from inception (May 5, 2006) through December 31, 2006.

Escambia Asset Co. LLC and
Escambia Operating Co. LLC
Notes to Combined Financial Statements
Lease acquisition costs are capitalized when incurred. Unproved properties are assessed periodically on a property-by-property basis, and any impairment in value is recognized in earnings. For the three months ended March 31, 2007 and for the period from inception (May 5, 2006) through December 31, 2006, no impairments of unproved properties were recognized. At March 31, 2007, $402,843 of unproved property costs were included in oil and gas properties. At December 31, 2006, all of the Company’s oil and gas properties were classified as proved. Lease rentals are expensed as incurred.
At March 31, 2007 and December 31, 2006, the Company’s oil and natural gas properties consisted of the following (dollars expressed in thousands):

	March 31,	December 31,
	2007	2006

		(Restated)

Leasehold acquisition costs	$163,539	$163,419
Processing facilities and pipelines	8,484	8,100
Intangible drilling and completion costs	10,549	7,682
Lease and well equipment	4,066	3,971
Other equipment	104	47

	186,742	183,219

Accumulated DD&A	(13,897)	(9,177)

Net oil and gas properties	$172,845	$174,042

Oil and Natural Gas Reserve Quantities
The Company’s estimate of proved reserves is based on the quantities of oil and natural gas that engineering and geological analyses demonstrate, with reasonable certainty, to be recoverable from established reservoirs in the future under current operating and economic parameters. W. D. Von Gonten & Co., an independent petroleum engineering firm, prepares reserve and economic evaluations of all the Company’s properties on a well-by-well basis.

Escambia Asset Co. LLC and
Escambia Operating Co. LLC
Notes to Combined Financial Statements
Reserves and their relation to estimated future net cash flows impact the Company’s depletion and impairment calculations. As a result, adjustments to depletion and impairment are made concurrently with changes to reserve estimates. The Company prepares its reserve estimates and the projected cash flows derived from those reserve estimates in accordance with SEC guidelines, as does the independent engineering firm. The accuracy of the Company’s reserve estimates is a function of many factors including the following: the quality and quantity of available data, the interpretation of those data, the accuracy of various mandated economic assumptions, and the judgments of the individuals preparing the estimates.
The Company’s proved reserve estimates are a function of many assumptions, all of which could deviate significantly from actual results. As such, reserve estimates may materially vary from the ultimate quantities of natural gas, natural gas liquids and oil eventually recovered.
Revenue Recognition
Sales of oil and natural gas are recognized when delivered to a custody transfer point, persuasive evidence of a sales arrangement exists, the rights and responsibility of ownership pass to the purchaser upon delivery, collection of revenue from the sale is reasonably assured, and the sales price is fixed or determinable. Gas is sold by the Company on a monthly basis. Virtually all of the Company’s contracts’ pricing provisions are tied to a market index, with certain adjustments based on, among other factors, whether a well delivers to a gathering or transmission line, quality of gas, and prevailing supply and demand conditions, so that the price of the gas fluctuates to remain competitive with other available oil and natural gas supplies. As a result, the Company’s revenues from the sale of oil and natural gas will suffer if market prices decline and benefit if they increase. The Company believes that the pricing provisions of its oil and natural gas contracts are customary in the industry.
Producer gas imbalances occur when the Company sells more or less than its entitled ownership percentage of total gas production. Because the Company records revenues under the sales method, whereby revenues are recognized for actual sales volumes regardless of entitled ownership percentages, producer gas imbalances are not recorded in the Company’s financial statements. The Company evaluates its producer imbalance positions at least annually to determine whether sufficient reserves remain to settle imbalances through estimated remaining future production volumes.

Escambia Asset Co. LLC and
Escambia Operating Co. LLC
Notes to Combined Financial Statements
When it is determined that estimated remaining future production volumes are not sufficient to settle imbalance positions, an asset or liability must be recorded. For under produced volumes, the Company records a receivable in accordance with the terms of the applicable balancing agreement or, if no agreement exists, at the lower of historical cost or market value. For overproduced volumes, the Company records a liability in accordance with the terms of the applicable balancing agreement or, if no agreement exists, at the higher of historical cost of market value. No producer imbalance payables or receivables were recognized for the period from inception (May 5, 2006) through December 31, 2006 or for the three months ended March 31, 2007.
Pipeline imbalances occur when the Company sells more or less than is delivered to the customer. Any amount sold in excess of the Company’s delivered volumes is treated as a liability. If the Company sells less than it delivers, the over-delivered quantity is recorded as a receivable. The Company had a pipeline imbalance receivable position included in accounts receivable totaling $366,547 and $503,109 at March 31, 2007 and December 31, 2006, respectively.
Income Taxes
No provision for income taxes is made in the Company’s financial statements because the taxable income or loss of the Company is included in the income tax return of its sole member.
Derivatives and Hedging
The Company utilizes energy commodity derivatives for the purpose of mitigating its risk resulting from fluctuations in the market price of natural gas and oil. The Company’s derivatives are accounted for pursuant to SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended (SFAS No. 133). SFAS No. 133 established accounting and reporting standards requiring that every derivative financial instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value.
The accounting for changes in the fair value of a derivative instrument depends on the intended use of the derivative and the resulting designation, which is established at the inception of a derivative. For derivative investments not designated as cash flow hedges, all changes in fair value must be recorded currently in income. The Company has not currently designated any of its commodity price contracts as hedges under SFAS No. 133.

Escambia Asset Co. LLC and
Escambia Operating Co. LLC
Notes to Combined Financial Statements

Reclassification

Certain reclassifications have been made to the 2006 amounts to conform to the 2007 presentation.

3.	Acquisition
On June 1, 2006, the Company completed its acquisition of oil and gas properties in southern Alabama, including the Big Escambia Creek Field, from Vintage Petroleum, LLC (Vintage) for approximately $172.1 million. The purchase price, along with related transaction costs, was allocated based on the fair values of the assets and liabilities acquired at the date of acquisition. The acquisition was accounted for using the purchase method of accounting and has been included in the combined financial statements of the Company since the date of acquisition. The purchase price was funded through borrowings under a $150 million senior credit facility and a $20 million subordinated credit facility (see Note 8). The purchase price included the following components (dollars expressed in thousands):

Cash paid at closing	$149,959
Post-closing cash settlements	16,275
Due diligence	372
Finders fee paid in cash	2,088
2% finders fee — non-cash	1,671
5% carried interest finders fee — non-cash	1,685

Net purchase price	$172,050

The purchase price, including transaction costs paid for the property purchase from Vintage, was allocated as follows (dollars expressed in thousands):

Evaluated oil and natural gas properties	$175,322
Asset retirement obligations	(3,272)

Total	$172,050

Escambia Asset Co. LLC and
Escambia Operating Co. LLC
Notes to Combined Financial Statements

In connection with the acquisition of the properties described above, the Company entered into an agreement with a third party pursuant to which the Company agreed to pay transaction/finder’s fees initially measured in aggregate at approximately $5.4 million. A portion of the fees were paid through the assignment of a 5% carried interest in the Company, valued at $1.685 million, and another portion was paid through a cash payment of $2.1 million at closing. The remaining $1.7 million was paid via the issuance to the third party of an option to acquire either a 2% working interest in the acquired properties or a 2% interest in the company valued at $3.4 million offset by a payment of one half of that amount, or $1.7 million, by the third party. As of March 31, 2007, the other party had not made a determination whether they would accept the working interest or capital interest; accordingly, the amount has been presented as a long term liability in the accompanying combined balance sheet.

Subsequent to entering into the agreement, a disagreement arose between the Company and the third party as to the settlement of the option. In June 2007, the Company and the third party reached a settlement agreement whereby the Company paid the third party $6.7 million; effectively reacquiring both the 5% carried interest and extinguishing the finder’s fee liability. The Company allocated the amount paid to (i) the acquisition of the equity interest and (ii) the liability retired based on the relative estimated fair values of each. As a result of the allocation, $2.2 was allocated to equity and $4.5 million was allocated to debt retirement, which resulted in a loss on extinguishment of the finder’s fee payable of $1.2 million.

Included in the settlement agreement was a non-compete provision, whereby both parties agreed not to enter into new mineral leases in the Big Escambia Creek, Fanny Church, or Flomaton Fields for a period of two years.

Escambia Asset Co. LLC and
Escambia Operating Co. LLC
Notes to Combined Financial Statements

4.	Asset Retirement Obligation
The Company measures the future cost to retire its tangible long-lived assets and recognizes such cost as a liability in accordance with the provisions of Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” (SFAS No. 143). For the Company, asset retirement obligations represent the future abandonment costs of tangible assets such as wells, gas plant assets, pipelines, and other facilities. The majority of the Company’s asset retirement obligations relate to plugging and abandoning oil and natural gas wells and related equipment as well as dismantling plants. SFAS No. 143 requires that the fair value of a liability for an asset’s retirement obligation be recorded in the period in which it is incurred if a reasonable estimate of fair value can be made, and that the corresponding cost is capitalized as part of the carrying amount of the related long-lived asset. The liability is accreted to its then present value each period, and the capitalized cost is depreciated over the useful life of the related asset. If the liability is settled for an amount other than the recorded amount, a gain or loss is recognized. Losses on retirements of long-term assets are included in other operating expenses and for the three months ended March 31, 2007 and for the period from inception (May 5, 2006) through December 31, 2006 totaled $132,738 and $22,850, respectively.

Based upon higher than projected plugging and abandonment costs incurred an upward revision was made in the assumed asset retirement costs per well for ARO calculation purposes commencing during the first quarter of 2007.

Asset retirement obligations totaled $5.5 million and $3.8 million at March 31, 2007 and December 31, 2006, respectively. Accretion expense is included in lease and other operating expense and for the three months ended March 31, 2007 and for the period from inception of May 5, 2006 through December 31, 2006 totaled $38,015 and $121,083, respectively. As of March 31, 2007 and December 31, 2006, the Company had $500,000 and $0, respectively, of performance bonds pledged for the future plugging and abandonment of oil and natural gas wells and related production facilities.

Escambia Asset Co. LLC and
Escambia Operating Co. LLC
Notes to Combined Financial Statements

The following table reflects the changes in the Company’s asset retirement obligations for the three months ended March 31, 2007 and for the period from inception (May 5, 2006) through December 31, 2006 (dollars expressed in thousands):

	2007	2006
		(Restated)
Balance, at beginning of period	$3,822	$—
Liabilities assumed in acquisition	—	3,272
Liabilities incurred during the period	138	65
Liabilities settled during the period	(73)	(110)
Revisions of previous estimates	1,552	474
Accretion expense	38	121

Balance, at end of period	$5,477	$3,822

5.	Oil and Natural Gas Derivative Instruments
The Company sells oil and natural gas in the normal course of its business and utilizes derivative instruments to minimize the variability in forecasted cash flows due to commodity price fluctuations. The Company enters into derivative instruments such as swap contracts, option contracts, and call swaption contracts to hedge a portion of its forecasted oil and natural gas sales.

The oil and natural gas derivatives are not designated as hedges and, accordingly, the changes in fair value were recorded in current period earnings. At March 31, 2007 and December 31, 2006, the fair value of derivative instruments was a net asset of $2.5 million and $6.0 million, respectively.

For the three months ended March 31, 2007, the Company realized gains from net derivative settlements totaling $1.5 million and unrealized losses of $3.5 million for changes in the fair value of unsettled commodity derivative contracts. For the period from inception (May 5, 2006) through December 31, 2006, the Company realized gains from net derivative settlements totaling $2.0 million and unrealized gains of $2.5 million for changes in the fair value of unsettled commodity derivative contracts. Such amounts are presented as net gain on derivative instruments in the accompanying combined statements of operations.

Escambia Asset Co. LLC and
Escambia Operating Co. LLC
Notes to Combined Financial Statements

The Company had entered into puts, collars, and call swaption contracts for oil and natural gas with the following outstanding terms at March 31, 2007 (dollars expressed thousands):

		Strike	Strike		Value at 3/31/07
Year	Product	Floor	Ceiling	Volume	Current	Non-Current

Put:
2007	crude oil	$74.00	N/A	288,000 Bbls	$2,233	$—
Collars:
2007	natural gas	7.00	$9.75	865,200 MMBtu	(16)	—
2007	natural gas	7.00	14.03	247,200 MMBtu	(11)	—
2008	natural gas	7.00	14.03	309,000 MMBtu	(102)	—
2008	natural gas	7.00	10.62	721,000 MMBtu	—	54
2008	crude oil	65.00	90.00	348,000 Bbls	266	874
2008	natural gas	7.00	13.75	206,000 MMBtu	—	(30)
2009	natural gas	7.00	13.75	278,100 MMBtu	—	(41)
Swaption:
2009	crude oil	N/A	85.00	312,000 Bbls	—	(710)

					$2,370	$147

6.	Related Party Transactions
Lenders under the $160 million Senior Credit Facility and $20 million Subordinated Credit Facility include funds managed by Guggenheim Investment Management, LLC, an affiliated entity. No fees or transaction expenses (other than interest expense) were paid to these funds during the three months ended March 31, 2007 and for the period from inception (May 5, 2006) through December 31, 2006 in conjunction with these financing facilities.

The Company does not have any employees and all administrative functions are performed by independent contractors with oversight from employees of Guggenheim-affiliated entities. Administrative charges and office space rent totaling $124,807 and $319,476 have been allocated or charged to the Company by these Guggenheim-affiliated entities for the three months ended March 31, 2007 and for the period from inception (May 5, 2006) through December 31, 2006, respectively.

The Company has entered into oil and natural gas hedging transactions with a fund managed by Guggenheim (see Note 5 for disclosures regarding these transactions). No fees have been charged to the Company by the fund for these transactions.

Escambia Asset Co. LLC and
Escambia Operating Co. LLC
Notes to Combined Financial Statements

7.	Capital Structure
The operations of the Company are governed by the provisions of limited liability company agreements executed by Holdings, as sole member of Escambia Operating Co. LLC and Escambia Asset Co. LLC. The total capital contributed by Holdings through March 31, 2007 consisted of a $10.0 million cash contribution and $444,283 in administrative services and office space rent contributions.

8.	Long-Term Debt	Long-term debt at March 31, 2007 and December 31, 2006, consists of the following (dollars expressed in thousands):

	March 31,	December 31,
	2007	2006

Senior Credit Facility	$140,000	$150,000
Subordinated Credit Facility	20,000	20,000

	$160,000	$170,000

Senior Credit Facility — On June 1, 2006, the Company entered into a $150 million, six-month senior credit facility (Credit Agreement) with a group of investment funds managed by Guggenheim Investment Management, LLC, an affiliated entity. The Credit Agreement as amended provides for a maximum revolving loan amount of $10 million and a maximum non-amortizing term loan amount of $150 million. The full commitment of maximum term loans totaling $150 million, together with a $20 million subordinated debt facility discussed below, were drawn down in two tranches on June 1, 2006 and July 5, 2006 to facilitate the purchase of oil and natural gas properties from Vintage. The Credit Agreement was amended and restated on October 26, 2006, primarily to add Texas Capital Bank, N.A. as a lender, to provide for a maximum revolving loan amount of $10 million and to extend the maturity date by two years to November 30, 2008.

Escambia Asset Co. LLC and
Escambia Operating Co. LLC
Notes to Combined Financial Statements

Borrowings under the Credit Agreement are secured by all assets of the Company, and are guaranteed by AmGu Holdings LLC, the Company’s parent. At the option of the Company, borrowings bear interest at (i) LIBOR plus 4.0% or (ii) the higher of (a) the prime rate plus 1.0% or (b) the federal funds rate plus 1.5%. The weighted average interest rate on the Company’s senior credit facility debt at March 31, 2007 was 9.36%. Interest is payable quarterly in the case of prime rate or federal funds rate loans, and quarterly or upon maturity of the borrowing, if shorter, in the case of LIBOR-based loans.

Any amounts outstanding under the Credit Agreement are to be repaid in full by November 30, 2008, with full repayment of revolving loans in advance of repayment of term loans. Among other things, the Credit Agreement maintains limitations on the Company’s incurrence of liens and indebtedness and restrictions on disposition of assets. The Credit Agreement also restricts the payment of distributions to an amount equal to cash payments due under the United States federal, state, and local revenue tax codes, which are attributable to income from the Company. At March 31, 2007 and December 31, 2006, the Company was in compliance with the Credit Agreement’s covenants.

Subordinated Credit Facility — On June 1, 2006, the Company entered into a $20 million, six-month subordinated credit facility (Subordinated Credit Agreement) with a group of investment funds managed by Guggenheim Investment Management, LLC. The maximum commitment under the non-amortizing term loan credit facility totaling $20 million was drawn down on June 1, 2006 in conjunction with the purchase of oil and natural gas properties from Vintage. The Subordinated Credit Agreement was amended and restated on October 26, 2006, primarily to extend the maturity date by two years to November 30, 2008.

Borrowings under the Subordinated Credit Agreement are secured by all assets of the Company, albeit subordinated in rights to the senior credit facility. Subordinated debt borrowings bear interest at a fixed rate of 11.0% per annum, with interest payable quarterly.

Escambia Asset Co. LLC and
Escambia Operating Co. LLC
Notes to Combined Financial Statements

Any amounts outstanding under the Subordinated Credit Agreement are to be repaid in full by November 30, 2008. Among other things, the Subordinated Credit Agreement maintains limitations on the Company’s incurrence of liens and indebtedness and restrictions on disposition of assets. The Credit Agreement also restricts the payment of distributions to an amount equal to cash payments due under the United States federal, state, and local revenue tax codes, which are attributable to income from the Company. At March 31, 2007, the Company was in compliance with the Subordinated Credit Agreement’s covenants.

9.	Significant Independent Contractor Relationship
The daily operations of the oil and natural gas properties and processing plants acquired from Vintage are managed by an independent company (the Contractor) under a five year master service agreement that commenced July 1, 2006. Subsequent to January 1, 2007, the agreement may be terminated by either the Company or Contractor by providing thirty (30) days advance written notice to the other party. No such terminations have been effected as of March 31, 2007.

The Contractor provides all labor for services to be rendered under the agreement, and such labor services are billed to the Company at existing salary expense rates plus a 40% markup to cover employee benefits. Under the agreement, the Contractor earned management fees totaling $500,000 from July 1, 2006 through December 31, 2006, in addition to a project start-up fee of $75,000. Commencing January 1, 2007, the monthly management fee to be earned by Contractor was $100,000. Consequently, management fees totaling $300,000 and $575,000 were recorded for the three months ended March 31, 2007 and for the period from Inception (May 5, 2006) through December 31, 2006, respectively. Such management fees have been recorded to general and administrative expenses in the accompanying combined statements of operations.

At March 31, 2007 and December 31, 2006, the Company had an outstanding payable to the Contractor for the reimbursement of normal operating expenditures paid by the Contractor on behalf of the Company totaling $1.7 million and $2.3 million, respectively, which is included in accounts payable and accrued liabilities.

Escambia Asset Co. LLC and
Escambia Operating Co. LLC
Notes to Combined Financial Statements

10.	Exxon Contingent Payments
The properties acquired from Vintage are burdened by a retained royalty interest in oil sales (the Retained Royalty Interest) and an annual contingent payment (the Contingent Payment) due to Exxon as former owner and operator of the property interests. Exxon holds a lien on Escambia’s share of production from the properties covered by the contingent payment to secure payment thereof.

The Retained Royalty Interest

The Retained Royalty Interest provides for an annual payment for a ten year term from January 1, 2010 through December 31, 2019. Under the arrangement, Exxon is to receive a payment based upon 50% of the excess of the average unit price received, over a pre-defined base price from the oil purchaser at the outlet of the Big Escambia Creek production facilities as applied to actual net oil sales volumes. The “Base Price” for the oil product sales corresponds to the year in which the product is produced, based on the following table:

Base Price
Year	per Barrel

2010	$32.25
2011	$32.57
2012	$32.90
2013	$33.23
2014	$33.56
2015	$33.90
2016	$34.24
2017	$34.58
2018	$34.93
2019	$35.28

All amounts due under the royalty arrangement each year are to be paid no later than April 1 of the following year.

Escambia Asset Co. LLC and
Escambia Operating Co. LLC
Notes to Combined Financial Statements

The Contingent Payment

Terms of the Contingent Payment provide for an annual payment for a ten year term from January 1, 1997 through December 31, 2006 based upon sixty percent (60%) of the yearly average price received from purchaser at the tailgate of the Flomaton Treating Facility for oil/condensate and the tailgate of the Jay Gas Plant for residue gas from each field less a pre-defined base price as applied to actual net volumes sold. Additionally, annual contingent payments will continue after 2006 for any year in which the combined average daily production from both the Flomaton and Fanny Church fields exceeds either 300 barrels of oil per day or 1,500 thousand cubic feet of natural gas per day. The payment is due no later than March 1 of the following year for the preceding year’s annual contingent payment.

The “Base Price” for the oil and natural gas product sales in 2006 was $21.50 per barrel of oil and condensate produced from the Flomaton field, $22.50 per barrel of oil and condensate produced from the Fanny Church field and $3.30 per thousand cubic feet of residue gas produced from each field. The “Base Price” for each field will escalate at $0.50 per barrel per year for oil and condensate and $0.10 per thousand cubic feet per year for residue gas for each year after 2006.

On March 2, 2007, an annual contingent payment totaling $2.6 million was made. As of March 31, 2007 and December 31, 2006, a contingent payment of approximately $0.9 million and $2.6 million, respectively, is outstanding and has been presented as accrued Exxon royalties payable in the accompanying combined financial statements. Management believes the contingent payment will continue through the year 2009 based upon the reserves report prepared as of March 31, 2007.

11.	Business and Credit Concentrations
The Company’s revenues are derived principally from uncollateralized sales to customers in the oil and natural gas industry; therefore, the Company’s customers may be similarly affected by changes in economic and other conditions within the industry. The Company has not experienced any credit losses on such sales.

Escambia Asset Co. LLC and
Escambia Operating Co. LLC
Notes to Combined Financial Statements

The following purchasers accounted for 10% or more of the Company’s oil and natural gas sales for the periods:

		Inception (May 5,
	Three Months Ended	2006) Through
	March 31, 2007	December 31, 2006

Company A	42%	45%
Company B	23%	12%
Company C	15%	0%
Company D	0%	19%

12.	Commitments and Contingencies	Counterparty Matters

The Company would be exposed to oil and natural gas price fluctuations on underlying sale contracts should the counterparties to the Company’s derivative instruments or the counterparties to the Company’s natural gas marketing contracts not perform. Such nonperformance is not anticipated. There were no counterparty default losses during the three months ended March 31, 2007 and during the period from inception (May 5, 2006) through December 31, 2006.

Environmental Risks

Due to the nature of the oil and natural gas business, the Company is exposed to possible environmental risks. The Company has implemented various policies and procedures to avoid environmental contamination and risks from environmental contamination. The Company conducts periodic reviews to identify changes in the environmental risk profile and these reviews evaluate whether there is a probable liability, its amount, and the likelihood that the liability will be incurred. The amount of any potential liability is determined by considering, among other matters, incremental direct costs of any likely remediation.

Additionally, the natural gas produced in the Alabama fields is extremely corrosive and poisonous, comprised of large amounts of hydrogen sulfide in the full well stream that flows into the processing plants. The Company has implemented numerous safety procedures and protocols at the plants to mitigate the safety risks associated with the corrosive gas.

Escambia Asset Co. LLC and
Escambia Operating Co. LLC
Notes to Combined Financial Statements

The Company is not aware of any potential material environmental issues or claims existing at March 31, 2007.

Performance Bonds

The Company is required to make quarterly payments of $250,000 through April 1, 2009 related to performance bonds pledged for the future plugging and abandonment of oil and natural gas wells and related production facilities. The total amount of payments due subsequent to March 31, 2007 is $2,000,000.

Litigation

From time to time, the Company is involved in legal matters arising out of the ordinary course of business. The Company believes that the result of such proceedings will not have a material adverse effect on its combined financial position, results of operations or cash flows.

13.	Supplemental Information about Oil and Gas Producing Activities (Unaudited)
Capitalized Costs

The capitalized costs relating to oil and gas producing activities and the related accumulated depletion, depreciation and accretion as of March 31, 2007 and December 31, 2006 were as follows (dollars expressed in thousands):

	Three Months	May 5, 2006 —
	Ended — March 31,	December 31,
	2007	2006
		(Restated)
Capitalized costs:
Evaluated properties:
Proved properties	$186,235	$183,172
Unproved properties	403	—
Accumulated depreciation, depletion and amortization	(13,890)	(9,173)

Net capitalized costs	$172,748	$173,999

Escambia Asset Co. LLC and
Escambia Operating Co. LLC
Notes to Combined Financial Statements

Costs Incurred

Costs incurred in oil and gas property acquisition, exploration and development activities, whether capitalized or expensed, are summarized as follows for the periods presented (dollars expressed in thousands).

	Three Months	May 5, 2006 —
	Ended — March 31,	December 31,
	2007	2006
		(Restated)
Costs incurred during the period:
Acquisition of proved properties	$120	$172,050
Development of oil & gas properties	1,655	7,312
Asset retirement costs	1,690	3,810

Total	$3,465	$183,172

Proved Reserves

Proved oil and gas reserves estimates were prepared by W. D. Von Gonten & Co., an independent petroleum engineering firm. The reserve reports were prepared in accordance with guidelines established by the Securities and Exchange Commission and, accordingly, were based on existing economic and operating conditions. Natural gas and crude oil prices in effect as of the date of the reserve reports were used without any escalation. Operating costs, production and ad valorem taxes and future development costs were based on current costs with no escalation.

There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact. Moreover, the present values should not be construed as the current market value of the Company’s oil and gas reserves or the costs that would be incurred to obtain equivalent reserves.

Escambia Asset Co. LLC and
Escambia Operating Co. LLC
Notes to Combined Financial Statements

The changes in proved reserves for the three months ended March 31, 2007 and for the period from
Inception (May 5, 2006) through December 31, 2006 were as follows:

	Natural Gas	Oil and Natural	Equivalent Units
	(MMcf)	Gas Liquids (MBbls)	(MMcfe)

Proved Reserves—

Proved reserves, May 5, 2006	—	—	—

Purchase of minerals in place	21,042	10,364	83,226
Production	(1,045)	(491)	(3,993)

Proved reserves, December 31, 2006	19,997	9,873	79,223

Revision of previous estimates	(969)	(228)	(2,332)
Production	(484)	(241)	(1,933)

Proved reserves, March 31, 2007	18,544	9,404	74,968

Proved Developed Reserves—

December 31, 2006	18,571	9,079	73,045

March 31, 2007	17,851	9,018	71,960

Escambia Asset Co. LLC and
Escambia Operating Co. LLC
Notes to Combined Financial Statements

Standardized Measure

The standardized measure of discounted future net cash flows and changes in such cash flows (the “Standardized Measure”) are prepared using assumptions required by the Financial Accounting Standards Board. The Standardized Measure does not purport to present the fair market value of the Company’s natural gas and crude oil properties. An estimate of such value should consider, among other factors, anticipated future prices of natural gas and crude oil, the probability of recoveries in excess of existing proved reserves, the value of probable reserves and acreage prospects, and perhaps different discount rates. It should be noted that estimates of reserve quantities, especially from new discoveries, are inherently imprecise and subject to substantial revision.

Under the Standardized Measure, future cash inflows are based on period-end oil and gas prices except in those instances where future natural gas or oil sales are covered by physical contract terms providing for higher or lower amounts. Period-end prices are not adjusted for the effect of hedge derivatives. Oil and gas prices have varied considerably and have a significant impact on both the quantities and value of the proved reserves as reduced prices cause wells to reach the end of their economic life much sooner and also make certain proved undeveloped locations uneconomical, both of which reduce reserves. The following representative natural gas and crude oil period-end prices were used in the Standardized Measure. These prices were adjusted by field for appropriate regional differentials.

	December 31, 2006	March 31, 2007

Natural Gas	$5.64 / Mcf	$7.67 / Mcf
Crude Oil	$61.05 / Bbl	$66.42 / Bbl

Future cash inflows were reduced by estimated future production and development costs based on period-end costs to determine future net cash inflows. Since the Company is a non-tax paying entity, future income tax provisions were not factored into the Standardized Measure. Future net cash inflows were discounted using a 10% annual discount rate to arrive at the Standardized Measure.

Escambia Asset Co. LLC and
Escambia Operating Co. LLC
Notes to Combined Financial Statements

The standardized measure of discounted cash flows related to proved oil and gas reserves at March 31, 2007 and December 31, 2006 were as follows (dollars expressed in thousands):

	December 31,	March 31,
	2006	2007

(000’s)
Estimated future cash inflows:
Revenues from sales of oil & gas	$640,820	$685,711
Production costs	(355,586)	(320,995)
Development costs	(23,501)	(20,162)

Future net cash flows	261,733	344,554
10% annual timing discount	(74,942)	(115,154)

Standardized measure of discounted future net cash flows	$186,791	$229,400

The following table sets forth the principal sources of change in the discounted future net cash flows for the periods presented (dollars expressed in thousands):

	Period from	Period from
	Inception	January 1,
	(May 5, 2006)	2007 through
	through	March 31,
	December 31, 2006	2007

(000’s)
Beginning of period	$—	$186,791
Sales of oil & gas, net of production costs	(24,745)	(9,121)
Purchase of reserves in place	262,975	—
Development costs incurred	7,312	1,655
Changes in estimated future development costs	—	1,774
Net changes in prices and production costs	(74,169)	62,924
Revisions and other	—	(19,229)
Accretion of 10% timing discount	15,418	4,606

End of period	$186,791	$229,400

Escambia Asset Co. LLC and
Escambia Operating Co. LLC
Notes to Combined Financial Statements

14.	Subsequent Events (Unaudited)	Payment on Behalf of Sole Member
On July 5, 2007, Escambia made a payment of $711,886 on behalf of its sole member to the Alabama Department of Revenue in payment of estimated state income taxes.

Sale of the Company

On July 11, 2007, Holdings entered into a Purchase Sale and Contribution Agreement for the sale of all of the outstanding equity interests of Escambia Operating Co. LLC and Escambia Asset Co. LLC to an independent third party. The sale was consummated on July 31, 2007.